DAVIS INTERNATIONAL SERIES, INC.
                     124 East Marcy Street
                   Santa Fe, New Mexico 87501
                         1-800-279-0279


           NOTICE OF SPECIAL MEETINGS OF SHAREHOLDERS
                    TO BE HELD MARCH 25, 1997

      Enclosed are your Proxy Statement and Proxy for the special meeting (the "Special Meeting") of the shareholders of Davis International Series, Inc. (the "Fund") to be held at the office of the Fund, 124 East Marcy Street, Santa Fe, New Mexico on Tuesday, March 25, 1997, at 9:30 a.m. Mountain Time, for the following purposes and to transact such other business as may properly come before the Special Meeting or any adjournment thereof:

            1. To consider approval of a sub-advisory agreement with Davis Selected Advisers-NY, Inc., an affiliate of the Adviser (the "Proposed Sub-Advisory Arrangement") (Item 1 in the Proxy Statement);

            2. To consider the election of G. Bernard Hamilton as Director of the Company. (Item 2 in the Proxy Statement).



      These proposals are described in the attached Proxy Statement, which should be read carefully. Only shareholders of record on January 31, 1997 will be entitled to vote at the Special Meeting.


                 BY ORDER OF THE BOARD OF DIRECTORS

                 __________________________________
February ___, 1997               Secretary






      SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON JANUARY 31, 1997 ARE ENTITLED TO VOTE AT THE SPECIAL MEETING. WHILE WE WOULD LIKE VERY MUCH TO HAVE EACH OF YOU AT THE SPECIAL MEETING, WE REALIZE THIS MAY NOT BE POSSIBLE. HOWEVER, WHETHER OR NOT YOU ATTEND THE SPECIAL MEETING, YOUR VOTE IS IMPORTANT.

      TO SECURE REPRESENTATION OF THE MOST SHARES POSSIBLE AND TO
SAVE THE EXPENSE OF FURTHER MAILINGS, PLEASE MARK YOUR
PREFERENCES, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED
ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE SPECIAL MEETING OR VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING.










                DAVIS INTERNATIONAL SERIES, INC.
                     124 East Marcy Street
                   Santa Fe, New Mexico 87501
                         1-800-279-0279

                 ______________________________


                         PROXY STATEMENT
                           March, 1997


      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Director of Davis International Series, Inc. (the "Board"), to be used at the Special Meeting of the shareholders of the Fund which will be held at 124 East Marcy Street, Santa Fe, New Mexico on Tuesday, March 25, 1997 at 9:30 a.m. Mountain Time and at any adjournment thereof, for the purposes set forth in the accompanying Notice.

      This Proxy Statement and the accompanying Proxy are first being sent to shareholders of the Fund on or about February ___, 1997. The expenses of preparing, printing and mailing the Notice, Proxy Statement and Proxy and of soliciting proxies and holding the Special Meeting will be borne by the Fund.

      Proxies are solicited by mail. Additional solicitations may be made by telephone, telegraph or personal contact by officers of the Fund and by
officers and employees of the Adviser or its general partner.   In addition,
__________ [or any agent appointed by the Adviser] may assist in soliciting proxies for the meeting and will be paid a fee for such assistance of approximately $ ____ (or such other fee as determined necessary and appropriate by the Fund) plus out-of-pocket expenses. A
Proxy which has been executed and returned may be revoked by any shareholder prior to the voting of the Proxy on any matter. Proxies may be revoked by voting in person at the Special Meeting or by writing to the Secretary of the Fund at 124 East Marcy Street, Santa Fe, New Mexico
87501 at any time before the Special Meeting.

      Shares represented by Proxies that are executed and returned will be voted on all matters presented at the Special Meeting in accordance with the instructions contained therein. In the absence of any instructions, such shares will be voted for the approval of the Proposed Sub-Advisory Arrangement and for the election of G. Bernard Hamilton as director of the Fund. If a broker indicates on a proxy that, as to certain shares, it does not have discretionary authority to vote on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter. Abstentions will be treated as present for quorum purposes but as not voted for purposes of determining the approval of any matters submitted. Any adjournment will be determined in a manner consistent with the shareholder votes on the foregoing proposals.

      As of the date of this Proxy Statement, the Board knows of no other matters to be brought before the Special Meeting. If, however, other matters are properly presented for consideration, Proxies not otherwise limited will be voted in accordance with the judgment of the persons named in the Proxy, acting pursuant to the discretionary authority contained therein.

      Shareholders of record at the close of business on January 31, 1997 (the "Record Date") will be entitled to vote at the Meeting or any adjournment thereof. The holders of a majority of the votes eligible to be cast at the close of business on the Record Date present in person or represented by proxy will constitute a quorum for the Meeting. Each dollar of net asset value per share is entitled to one vote. As of the record date, there were ________________ shares outstanding of which ______________ shares are Class A with a net asset value of $________ per share, ___________ shares are Class B with a net asset value of $________ per share. The Fund knows of nothing that would require voting by class and therefore all shareholders will vote in the aggregate.

   ITEM 1:  CONSIDERATION OF THE PROPOSED SUB-ADVISORY ARRANGEMENT

      The Adviser and national distributor of the Funds is Davis Selected Advisers, L.P, located at 124 East Marcy Street, Santa Fe, New Mexico 87501. Its sole General Partner is Venture Advisers, Inc. Shelby M.C. Davis is the chief executive officer and controlling shareholder of the General Partner.

      Effective December 1, 1996, the Adviser entered into a
Sub-Advisory Agreement (the "Agreement") with Davis Selected Advisers
- NY, Inc. ("DSA-NY"), an affiliate of the Adviser, under which DSA-NY performs research and portfolio management functions for the Fund. The Agreement is set forth in full as Exhibit A hereto. This arrangement will not affect the Sub-Advisory Agreement between the Fund and Atlantic Advisers Limited. Atlantic Advisers Limited will continue to provide investment advisory services to the Fund and will continue receiving fees from the Adviser for such services. Edouard Iselin will continue to provide portfolio management services for the Fund.

      The Agreement was approved by the Board (including a majority of the directors who are not parties to the Agreement, have no financial interest in the Agreement and are not "interested persons" (as defined in the Investment Company Act of 1940) of any party to the Agreement (the "Independent Directors")) on __________, 1996. The continuation of the Agreement beyond April 1, 1997 is subject to the affirmative vote of the holders of the lesser of: (i) 67% or more of the shares of the Fund present in person or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding shares of the Fund entitled to vote are present in person or represented by proxy or (ii) more than 50% of the outstanding shares of Fund entitled to vote at the Special Meeting.

      In the event that the Proposed Sub-Advisory Arrangement is not approved by the Fund, it will continue until April 1, 1997 and the Board will take such action as it deems advisable under the circumstances.

      Under the Agreement, DSA-NY performs research and portfolio management services as requested by the Adviser. DSA-NY is responsible for complying with stated policies and applicable laws, including compliance with the Adviser's Code of Ethics.

      In lieu of a sub-advisory fee, the Adviser will pay DSA-NY all reasonable direct and indirect costs associated with the maintenance of an office and the performance of the terms of the Agreement. All payments to DSA-NY will be made by the Adviser. Fees paid by the Fund will not be affected in any way.

      The Fund pays the Adviser a fee at the annual rate of 1.0% on the first $250 million of average net assets, 0.9% on the next $250 million of average net assets and 0.8% on average net assets in excess of $500 million.

      If approved, the Agreement will initially remain in effect for a period not exceeding two years. Thereafter, it continues in force year-to-year provided that such continuance is approved by the Fund's
Board of Directors, including a majority of the Independent Directors. The Agreement will terminate in the event of its assignment (as defined in the Investment Company Act of 1940) or in the event of the termination of the investment advisory agreement with the Adviser. It may be terminated, without penalty upon 60 days prior written notice by the Adviser, by the Board of Directors of the Fund, by majority vote of the shareholders or by DSA-NY. It will automatically terminate upon the termination of the Adviser's Advisory Agreement with the Fund.

      Under the Sub-Advisory Agreement, DSA-NY will not be subject to liability to the Fund or its shareholders for any act or omission in the course of, or connected with, rendering services under the Proposed Sub-Advisory Agreement, or for any losses that may be sustained in the purchase, holding or sale of any security, barring willful misfeasance, bad faith or gross negligence, or reckless disregard of obligations or duties.

      DSA-NY, a wholly-owned subsidiary of the Adviser, is a registered investment adviser organized in 1996. DSA-NY's offices are located in New York, New York. The Adviser's offices are located in Santa Fe, New Mexico. The Adviser and the Board believe it is advantageous to the Fund to have this Agreement, which will enable the Adviser, through DSA-NY, to attract additional, experienced personnel to perform services on behalf of the Fund but who desire to remain in the vicinity of New York City. The Boards of Directors of the other funds managed by the Adviser (Davis New York Venture, Inc., Davis Series, Inc., Davis High Income Fund, Inc., Davis Tax-Free High Income Fund, Inc., Selected American Shares, Inc., Selected Special Shares, Inc. and Selected Capital Preservation Trust) have approved identical agreements and the shareholders of such funds, with the exception of Davis New York Venture Fund, Inc., will be voting on the agreements at a meeting to be held on the same day as the Special
Meeting. The shareholders of Davis New York Venture Fund, Inc. voted to approve the Sub-Advisory Agreement on October 16, 1996. The proposal does not involve any changes in the investment objectives or policies of the Fund.

                    THE BOARD OF DIRECTORS RECOMMENDS
                  APPROVAL OF THE SUB-ADVISORY AGREEMENT

ITEM 2:  ELECTION OF DIRECTOR

      There are currently six directors, all of whom will serve until their respective successors are elected and qualify or until a director's earlier death, resignation, retirement or removal. Martin H. Proyect resigned from the Board effective October 15, 1996.

      At this Meeting, shareholders are being asked to vote on the election of one director: G. Bernard Hamilton. All of the other directors have already been elected by the shareholders. Mr. Hamilton was elected by the Directors on February 5, 1997.

      Directors are elected by a plurality of votes cast at the Meeting.

      The following table sets forth certain information as to each of the directors of the Company. Mr. Biggs, Mr. Hamilton and Mr. Davis hold similar positions with Davis New York Venture Fund, Inc., Davis Series, Inc., Davis High Income Fund, Inc. and Davis Tax-Free High Income Fund, Inc., four other mutual funds managed by the Adviser. In addition, Mr. Davis is a Director of three other mutual funds managed by the Adviser:
Selected American Shares, Inc., Selected Special Shares, Inc. and Selected Capital Preservation Trust.

Current Directors:
								              SHARES
Name, Date of Birth and Business             OWNED AS			% OF FUND
Experience During the Past 5 Years          OF 1/31/97             OWNED
------------------------------------------------------------------------

*Shelby M.C. Davis 03/20/37
Employee of Capital Ideas, Inc. (financial consulting firm); Director, Chief Executive
Officer and Chairman, Venture Advisers,
Inc.; Consultant to Fiduciary Trust
Company International; Director, Shelby
Cullom Davis Financial Consultants, Inc.;
Shareholder of 98% of Venture Advisers, Inc.

*Jeremy H. Biggs (8/16/35)
Consultant to the Adviser; Director, Van Eck Funds;
Vice Chairman, Head of Equity Research Department,
Chairman of the U.S. Investment Policy Committee and member of the International Investment Committee of Fiduciary Trust Company International.

Keith R. Kroeger (5/13/36)
Partner, Kroeger, Woods Associates, Architects

The Very Reverend James R. Leo (8/24/33)
Dean, Christ Church Cathedral since 1991.
Formerly, Dean of The American Cathedral in Paris from 1980 until 1991.

Richard M. Murray (11/21/22)
Vice Chairman, La Prov Corporation;
Director, SCOR U.S. Corporation;
Director, Preferred Life Insurance Company of N.Y.;
Director, United Americas Insurance Company, N.Y.;
Director, Firemark Global Insurance Fund;
Director, International Insurance Society.

Theodore B. Smith, Jr. (12/23/32)
Chairman, President and CEO, John Hassall, Inc.;
Managing Director, John Hassall, Ltd.; Chairman,
John Hassall Japan, Ltd.; Chairman, Cantrock Realty;
Chairman, McCallum Die; Trustee, Deputy Mayor and
Commissioner of Public Services for the Incorporated
Village of Mill Neck.

Director Being Considered for Election

G. Bernard Hamilton (3/18/37)
Managing General Partner, Avanti Partners, L.P.

______________
*The directors considered by the Fund to be "interested persons" of the Fund, as defined in the Investment Company Act of 1940, are each noted above by a single asterisk. Messrs. Davis and Biggs are "interested persons" because of their positions with the Fund and their affiliations with and stock ownership in the sole general partner of the Fund's Adviser. The other directors are hereinafter referred to as the "Non-interested Directors."

      As of ______________, 1997, the Fund's directors and officers as a group were deemed to beneficially own _____________ shares of the Fund, constituting approximately __________% of the Fund, including ____________ shares with respect to which certain directors disclaim beneficial ownership.
                 OTHER INFORMATION REGARDING DIRECTORS

Directors' Compensation Schedule
      During the fiscal year ended September 30, 1996, the compensation paid to the non-interested directors was as follows:

                                 Fund                           Total Complex
Name                             Compensation                   Compensation
----------------------------------------------------------------------------

Keith R. Kroeger
The Very Reverend James R. Leo
Richard M. Murray
Theodore B. Smith, Jr.

      Complex compensation is the aggregate compensation paid, for services as a director, by all mutual funds with the same investment adviser.

      During the last fiscal year, the Board of Directors held four meetings. The Board of Directors has an Audit Committee, whose current members are the non-interested directors. The functions of the Committee include (i) making recommendations to the Board of Directors as to which firm of independent public accountants will be selected by the Board of Directors (subject to shareholder ratification); (ii) meeting with the auditors and reviewing the methods, scope and results of audits and the fees charged; and (iii) reviewing the adequacy of the Fund's internal accounting procedures and controls. The Audit Committee met once in the Fund's last fiscal year.

                                 MISCELLANEOUS

Certain shareholders of the fund

      As of the Record Date, ____________ held ___________ shares of the Fund constituting _____% of the Fund's total outstanding shares.

Shareholder meetings

      The Fund is not required to hold annual shareholder meetings but does hold special meetings as required or deemed desirable. Since regular meetings of shareholders are not held, the anticipated date of the next shareholder meeting cannot be provided. Any shareholder proposal which may properly be included in the proxy solicitation material for a shareholder meeting must be received by the Fund within a reasonable time prior to the date proxy statements are mailed to shareholders. Submission of a proposal, however, does not guarantee its inclusion for consideration at a meeting since certain requirements under the federal securities laws apply.

Other matters

      The Board knows of no matters which are to be brought before the 1997 Special Meeting other than as set forth above. However, if any other matters properly come before the 1997 Special Meeting, the persons named in the enclosed form of proxy intend to vote such proxy with their best judgment on such matters.

Shareholder report

      A shareholder may, without charge, receive a copy of the Annual Report for the fiscal year ended September 30, 1996 by calling toll free 1-800-279-0279 or writing to the Fund at the address noted above.




                                                                       EXHIBIT A



Re: Sub-Advisory Agreement for Davis International Total Return Fund

      This is to confirm that Davis Selected Advisers, L.P. (the "Adviser") is retaining Davis Selected Advisers - NY, Inc. ("DSA-NY") as investment sub-adviser for the portfolio of Davis International Total Return Fund (the "Fund").

      The terms and conditions of your retention are as follows:

1. DSA-NY shall act as an investment sub-adviser for the Fund and will provide such investment management and research services as the Adviser shall request subject to the general supervision of the Board of Directors of the Fund, Davis Selected Advisers, L.P. (the "Adviser") and to any applicable provisions as in effect from time to time of (a) the Articles of Incorporation and Bylaws of the Fund, (b) the prospectus, statement of additional information and other information set forth in the Fund's registration documents under the Securities Act of 1933 and the Investment Company Act of 1940 ("1940 Act"), including any supplements thereto, (c) the Investment Advisory Agreement between the Adviser and the Fund (the "Investment Advisory Agreement"), the Adviser's and the Fund's Code of Ethics and (d) any additional policies or guidelines established by the Fund's Board of Directors or the Adviser. DSA-NY acknowledges receipt of copies of the above documents as in effect on the date of acceptance of this letter. The Adviser agrees that it will promptly deliver to DSA-NY any amendments, changes or additions of or to these documents.

2. DSA-NY agrees that all securities transactions will conform to (a) the stated objectives and policies of the Fund, (b) the brokerage policies set forth in the Investment Advisory Agreement (which are hereby incorporated by reference herein) and the registration documents, and (c) those investment and brokerage policies or guidelines directed by the Board of Directors of the Fund, any committee thereof and the Adviser.

3. DSA-NY shall be an independent contractor. Unless otherwise expressly provided or authorized hereunder, or by the Board of Directors of the Fund, DSA-NY shall have no authority to represent the Fund or the Adviser in any way or otherwise be an agent of the Adviser or the Fund, except with regard to the execution of securities transactions on behalf of the Fund with registered broker/dealers, including broker/dealers affiliated with the Adviser, provided transactions with affiliated broker/dealers comply with Rule 17e-1 of the 1940 Act.

4. DSA-NY shall provide the Adviser with any reports, analyses or other documentation the Adviser requests including those related to placement of security transactions, its administrative responsibilities and its responsibility to monitor compliance with stated investment objectives, policies and limitations and the investment performance of the Fund.
DSA-NY agrees, directly or through an agent, to provide daily information in respect to any portfolio transactions of the Fund to the Adviser. DSA-NY agrees to provide all documentation reasonably required by the Adviser to maintain the Fund's accounting records in accordance with the 1940 Act and the Investment Advisers Act of 1940 and the regulations issued thereunder, and to preserve copies of all documents and records related to asset transactions, positions and valuations related to the Fund in the manner and for the periods prescribed by such regulations. DSA-NY further agrees that all documents and records it maintains relating to the Fund, are the property of the Fund and will be surrendered to the Adviser or the Fund upon the request of either. DSA-NY agrees to provide information and to allow inspection of such documents and records at reasonable times by any authorized representative of the Adviser, the Fund's Board of Directors or any committee thereof, the Fund's independent public accountants or appropriate regulatory authorities. DSA-NY shall provide to the Adviser a copy of its Form ADV as filed with the SEC and as amended from time to time and a written list of persons DSA-NY has authorized to give written and/or oral instructions to the Adviser and the Fund custodian.

5. DSA-NY agrees to make its personnel who are engaged in activities on behalf of the Fund available at reasonable times for consultations with the Adviser's personnel and the Fund's Board of Directors or any committee thereof, including attendance at their meetings, wherever situated. In addition, personnel of DSA-NY, at the request of the Adviser, will attend other meetings to be scheduled at mutually convenient times.

6. DSA-NY agrees to provide all office facilities, equipment and personnel needed for carrying out its duties hereunder at its own expense. In addition, DSA-NY shall, if requested by the Adviser or the Fund, employ at its own expense and subject to the prior written approval of the Adviser which approval shall not be unreasonably withheld (i) a public auditing firm, (ii) attorneys and (iii) such other professional staff as in the sole discretion of the Adviser are necessary to assure the fulfillment of the terms and conditions of this agreement.

7. It is agreed that DSA-NY's services are not to be deemed exclusive and DSA-NY shall be free to render similar services or other services to others provided that (i) its services hereunder are not impaired and are not in violation of federal or state securities laws and (ii) that it shall not provide services to any registered investment company other than the Fund or other investment companies managed by the Adviser without the Adviser's prior express written permission.

8. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations or duties hereunder, DSA-NY, its officers, directors and employees shall not be subject to liability for any act or omission in the cause of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security. In the event of any claim, arbitration, suit, or administrative proceedings in which DSA-NY or the Adviser is a party and in which it is finally determined that there is liability or wrongdoing by only one of us, the party liable or found to be the wrongdoer shall pay for all liability and expenses of such claim or proceeding including reasonable attorneys' fees. If it is determined that there is liability or wrongdoing by both or none of us, then each shall pay their own liability and expenses. In the event of any settlement of any such claim, arbitration, suit or proceeding before final determination by a court or arbitrator(s), the liability and expenses shall be assumed as agreed between the parties, but if there is no agreement within thirty (30) days of such settlement, then the assumption of liability and expenses shall be settled by arbitration, in accordance with the then applicable rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator shall be final and binding and may be entered in any court having jurisdiction. The parties shall pay for their own costs and expenses in respect to any such arbitration and such costs may be included in the arbitrator's award.

9. As investment sub-adviser, DSA-NY understands that it will be responsible for complying with all provisions of applicable law, including the 1940 Act, the Investment Advisers Act of 1940, and the Insider
Trading and Securities Fraud Enforcement Act of 1988 and all rules and regulations thereunder. DSA-NY agrees to adopt and comply with the "Code of Ethics of and for Davis Selected Advisers, L.P. and the Companies For Which It Acts As Investment Adviser" as in effect from time to time and to keep in effect a policy and supervisory procedures designed to prevent insider trading.

10. The parties acknowledge that DSA-NY is controlled by or under common control with the Adviser. The Adviser shall pay DSA-NY all reasonable direct and indirect costs associated with the maintenance of an office and the performance of the terms of this Agreement. The Adviser shall also reimburse expenses expressly approved for reimbursement by the Adviser. Payment for DSA-NY's services and reimbursement of expenses approved by the Adviser shall be made monthly, in arrears, by the 15th day of the following month.

11. This Agreement shall become effective on the later of December 1, 1996 or the first business day after the date this Agreement is approved in accordance with the 1940 Act (provided that it is reflected in an effective post-effective amendment under the Securities Act of 1933 and the 1940 Act). Unless sooner terminated as hereunder provided, it shall initially remain in effect for a period not exceeding two years. Thereafter, subject to the termination provisions herein, this Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved at least annually in the manner required by the 1940 Act; provided, however, that if the continuation of this Agreement is not approved, DSA-NY may continue to serve in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

12. This Agreement shall automatically terminate immediately in the event of its assignment (except as otherwise permitted by the 1940 Act or rules thereunder) or in the event of the termination of the Investment Advisory Agreement. This Agreement may be terminated without payment of any penalty at any time (a) upon sixty (60) days' written notice to DSA-NY by the Adviser or upon such sixty (60) days' written notice to DSA-NY by the Fund pursuant to action by its Board of Directors or by the vote of a majority of the outstanding voting securities of the Fund, or (b) upon sixty (60) days' written notice by DSA-NY to the Adviser. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth in the 1940 Act and the rules and regulations thereunder. Termination of this Agreement shall not affect DSA-NY's right to receive payments on any unpaid balance of the compensation earned and reimbursable expenses incurred prior to such termination. Upon receipt of notification of termination as provided above DSA-NY shall immediately cease all activities in connection with the Fund except as otherwise directed by the Adviser.

13. DSA-NY agrees that it shall abide by the terms of the agreement of the Adviser with the Fund as to the names of the Fund and the Adviser and shall not use the name of the Adviser or the Fund without the prior written consent of the Adviser or the Fund.

14. If any provisions of this Agreement shall be held or made invalid by a court decision, statute or rule or otherwise, the remainder shall not be thereby affected.

15. This Agreement shall be construed according to the laws of the State of New Mexico. It may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

If the foregoing terms and conditions are acceptable to you, please acknowledge in the space provided. Upon your acceptance, the retention and the mutual obligations in respect thereto shall be effective as provided herein.








Sincerely,

Davis Selected Advisers, L.P.
By Venture Advisers, Inc.,
   General Partner



By:_________________________

Its:_________________________


Accepted and Approved this 1st day of December, 1996



Davis Selected Advisers - NY, Inc.


By:__________________________
Its:__________________________




                  DAVIS INTERNATIONAL SERIES, INC.

         Proxy Solicited on Behalf of the Board of Directors

      The undersigned acknowledges receipt of the Proxy Statement and hereby appoints Carl Luff, Eileen Street, Andrew Davis and each of them, the proxies of the undersigned with full power of substitution to vote at the Special Meeting of Shareholders of Davis International Series, Inc. to be held at 124 East Marcy Street, Santa Fe, New Mexico on Thursday, March 25, 1997 at 9:30 A.M. Mountain time, and at any adjournments thereof, all of said fund's shares the undersigned is entitled to vote as follows:

      This proxy will be voted as specified herein. If no specification is made, it will be voted FOR the proposals.

      1.                        PROPOSED SUB-ADVISORY AGREEMENT.

         FOR               AGAINST           ABSTAIN


      2.                        ELECTION OF G. BERNARD HAMILTON

         FOR               AGAINST           ABSTAIN


TO VALIDATE YOUR PROXY, THIS CARD MUST BE PROPERLY SIGNED AND
DATED ON REVERSE SIDE AND RETURNED.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD, USING THE
ENCLOSED ENVELOPE.


                                   Date:_____________________________, 1997



                                   ________________________________________
                                       Signature


                                   ________________________________________
                                       Signature

                                                     NOTE:  Signature(s)
                                          should match name(s) as printed on
                                          this proxy.  If shares are held in
                                          name of custodian for a minor or as
                                          trustee, executor, or administrator,
                                          this proxy must be signed by such
                                          custodian, trustee, executor or
                                          administrator, as the case may be.
                                          Please indicate such fiduciary title.